                                                                    E-99.906CERT

                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



I, Roland R. Manarin, Principal Executive Officer of the Lifetime Achievement Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ Roland R. Manarin
---------------------
Roland R. Manarin
Principal Executive Officer
September 5, 2003


I, Charles H. Richter, Principal Financial Officer of the Lifetime Achievement Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Charles H. Richter
----------------------
Charles H. Richter
Principal Financial Officer
September 5, 2003